KEYSTONE FINANCIAL, INC.

                            SAVINGS RESTORATION PLAN

                As Amended and Restated Effective January 1, 1994





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                                TABLE OF CONTENTS

                                                                          Page

ARTICLE I             TITLE AND EFFECTIVE DATE........................      1

    Section 1.01      Title...........................................      1
    Section 1.02      Effective Date..................................      1
    Section 1.03      Application of this Amended
                        and Restated Plan.............................      1


ARTICLE II            DEFINITIONS.....................................      2

    Section 2.01      Beneficiary.....................................      2
    Section 2.02      Board...........................................      2
    Section 2.03      Bookkeeping Account.............................      2
    Section 2.04      Code............................................      2
    Section 2.05      Code Limits.....................................      2
    Section 2.06      Committee.......................................      2
    Section 2.07      Compensation....................................      2
    Section 2.08      Deferral Agreement..............................      3
    Section 2.09      Deferred Compensation...........................      3
    Section 2.10      Election Date...................................      3
    Section 2.11      Eligible Executive..............................      3
    Section 2.12      Employer Matching Contributions.................      3
    Section 2.13      ERISA...........................................      3
    Section 2.14      Executive.......................................      3
    Section 2.15      401(k) Plan.....................................      3
    Section 2.16      Keystone........................................      4
    Section 2.17      Matching Contribution Credits...................      4
    Section 2.18      Maximum Employer Matching Contributions.........      4
    Section 2.19      Maximum Pre-Tax Savings.........................      4
    Section 2.20      Participant.....................................      4
    Section 2.21      Participating Entity............................      4
    Section 2.22      Plan............................................      5
    Section 2.23      Plan Year.......................................      5
    Section 2.24      Pre-Tax Savings.................................      5


ARTICLE III           ELIGIBILITY AND PARTICIPATION...................      6

    Section 3.01      Eligibility.....................................      6
    Section 3.02      Participation...................................      6



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ARTICLE IV            DEFERRED COMPENSATION AND MATCHING
                        CONTRIBUTION CREDITS..........................      7

    Section 4.01      Deferred Compensation...........................      7
    Section 4.02      Deferral Agreement..............................      7
    Section 4.03      No Deferral Without Agreement...................      7
    Section 4.04      Duration of Deferral Agreement..................      8
    Section 4.05      Change of Deferrals.............................      8
    Section 4.06      Matching Contribution Credits...................      8
    Section 4.07      Exception.......................................      8


ARTICLE V             BOOKKEEPING ACCOUNT.............................      9

    Section 5.01      Bookkeeping Account.............................      9
    Section 5.02      Earnings and Losses.............................      9
    Section 5.03      Deemed Investment Options.......................      9
    Section 5.04      Deemed Investment Elections.....................     11


ARTICLE VI            DISTRIBUTIONS...................................     13

    Section 6.01      Distribution of Bookkeeping Account.............     13
    Section 6.02      Vesting of Deferred Compensation................     13
    Section 6.03      Vesting of Matching Contribution
                        Credits.......................................     13
    Section 6.04      Amount of Payment...............................     13
    Section 6.05      Distributions in Cash or Common Stock...........     13
    Section 6.06      Loans...........................................     15
    Section 6.07      Automatic Cash Out..............................     15
    Section 6.08      Hardship Withdrawal.............................     15
    Section 6.09      Withholding for Taxes...........................     16


ARTICLE VII           BENEFICIARY.....................................     17

    Section 7.01      Beneficiary Designation.........................     17
    Section 7.02      Proper Beneficiary..............................     17
    Section 7.03      Minor or Incompetent Beneficiary................     17


ARTICLE VIII          ADMINISTRATION OF THE PLAN......................     18

    Section 8.01      Majority Vote...................................     18
    Section 8.02      Rules, Regulations and Plan
                        Interpretation................................     18
    Section 8.03      Certificates and Reports........................     18
    Section 8.04      Expenses........................................     18




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ARTICLE IX            CLAIMS PROCEDURE................................     19

    Section 9.01      Written Claim...................................     19
    Section 9.02      Denied Claim....................................     19
    Section 9.03      Review Procedure................................     19
    Section 9.04      Committee Review................................     20
    Section 9.05      Claims Procedure Mandatory and Binding..........     20


ARTICLE X             NATURE OF OBLIGATION............................     21

    Section 10.01     Obligation......................................     21
    Section 10.02     Creditor Status.................................     21


ARTICLE XI            MISCELLANEOUS...................................     22

    Section 11.01     Written Notice..................................     22
    Section 11.02     Change of Address...............................     22
    Section 11.03     Merger, Consolidation or Acquisition............     22
    Section 11.04     Amendment and Termination.......................     22
    Section 11.05     Nonalienation ..................................     22
    Section 11.06     Legal Fees......................................     23
    Section 11.07     Construction....................................     23
    Section 11.08     Gender and Number...............................     23
    Section 11.09     No Employment Rights ...........................     23
    Section 11.10     Illegal or Invalid Provision....................     23



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                            KEYSTONE FINANCIAL, INC.

                            SAVINGS RESTORATION PLAN

         The purpose of the Keystone Financial, Inc. Savings Restoration Plan is to permit a select group of management or highly compensated employees to defer current compensation which cannot be deferred under the Keystone Financial 401(k) Savings Plan and to receive matching contributions which were not but otherwise could have been credited under the 401(k) Plan with respect to such deferrals or deferrals under the 401(k) Plan.

         This Plan is primarily designed to provide compensation deferral opportunities and matching contributions which are lost because of the following limitations imposed on the 401(k) Savings Plan:

(Degree) The Code Section 402(g) limits which restrict the amount of Pre-Tax Savings under the 401(k) Plan (e.g., $8,994 for 1993; $9,240 for 1994).

(Degree) The Code Section 401(a)(17) limits which specify a maximum amount of compensation that can be taken into account for purposes of deferrals and matching contributions under the 401(k) Plan (e.g., $235,840 for 1993; $150,000 for 1994).

(Degree) Limitations imposed by the non-discrimination requirements of Code Sections 401(k) (the ADP test) and 401(m) (the ACP test).

(Degree) The Code Section 415 limits which restrict the amount of Pre-Tax Savings and Employer Matching Contributions which can be allocated to a participant's account under the 401(k) Plan.

                                    ARTICLE I

                            TITLE AND EFFECTIVE DATE

   Section 1.01 Title. This Plan shall be known as the Keystone Financial, Inc. Savings Restoration Plan.

   Section 1.02 Effective Date. The original effective date of this Plan shall be January 1, 1990. The effective date of this amendment and restatement shall be January 1, 1994.

   Section 1.03 Application of this Amended and Restated Plan. The amended and restated Plan set forth herein is generally effective as of January 1, 1994. To the extent there is any inconsistency between this amended and restated Plan and a Deferral Agreement filed with the Committee, or the time of payment provisions of the prior Plan, with respect to Deferred Compensation for Plan Years which began prior to January 1, 1994, the Deferral Agreement or prior Plan time of payment provisions shall control.

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                                   ARTICLE II

                                   DEFINITIONS

             As used herein, the following words and phrases shall have the meanings specified below unless a different meaning is clearly required by the context:

             Section 2.01 Beneficiary. "Beneficiary" shall mean the person or persons, natural or legal, designated in writing by the Participant in accordance with Article VII to receive any benefits under the Plan which may become payable in the event of the Participant's death, or if none is designated or surviving at the time of the Participant's death, the Participant's surviving spouse shall be the Beneficiary or, if there is no surviving spouse, then the estate of the Participant shall be the Beneficiary.

             Section 2.02  Board.   The  term  "Board"  shall  mean the Board of
Directors of Keystone.


             Section 2.03 Bookkeeping Account. "Bookkeeping Account" shall mean the bookkeeping account established on the books and records of Keystone or a Participating Entity, as applicable, for a Participant to reflect the amounts credited to the Participant and adjustments thereto under the various provisions of the Plan. The use of the term "Bookkeeping Account" shall not mean, under any circumstances, that a Participant or Beneficiary, or the Participant's estate, shall have title to any specific assets of Keystone or a Participating Entity.

             Section 2.04 Code. "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

             Section 2.05 Code Limits. "Code Limits" shall mean the limitation on Pre-Tax Savings for a Plan Year because of Code Sections 401(a)(17), 402(g) or 415, or because of the average deferral percentage test under Code Section 401(k), or the limitation on Employer Matching Contributions for a Plan Year because of Code Section 401(a)(17), 415 or the average contribution percentage test of Code Section 401(m), as applicable.

             Section 2.06 Committee. "Committee" shall mean the Human Resources Committee of the Board which shall manage and administer the Plan.

             Section 2.07 Compensation. "Compensation" shall mean the Participant's compensation from Keystone or a Participating Entity which is used for purposes of determining a Participant's contributions to the 401(k) Plan, without regard to any maximum limitations imposed under Code Section 401(a)(17), plus Deferred Compensation.

             Section 2.08 Deferral Agreement. "Deferral Agreement" shall mean the written form provided by the Committee or its delegate which the Participant files with the Committee before the relevant Election Date to indicate the portion of the Participant's Compensation which the Participant elects to defer in accordance with the terms of the Plan. No Deferral Agreement shall be effective until it is received and acknowledged by the Committee or its delegate.

             Section 2.09 Deferred Compensation. "Deferred Compensation" shall mean the portion of a Participant's Compensation for a Plan Year that has been deferred according to the Participant's Deferral Agreement and the provisions of the Plan.

             Section 2.10 Election Date. "Election Date" shall mean the date before which a Participant must file a valid Deferral Agreement with the Committee or its delegate in order to defer future Compensation. The applicable Election Date for a Plan Year is as follows: (a) 30 days after the employee is notified of his status as an Executive pursuant to Section 3.01 if not an Executive on the first day of the Plan Year, or (b) December 31 of the preceding Plan Year if (a) above does not apply.

             Section 2.11 Eligible Executive. "Eligible Executive" shall mean an Executive who as of January 1 of a Plan Year (or as of the later Election Date for a Plan Year in which an employee becomes an Executive after January 1 of a Plan Year) has elected a percentage of Pre-Tax Savings which constitutes Maximum Pre-Tax Savings or will result in a dollar amount of Maximum Pre-Tax Savings for the Plan Year.

             Section 2.12 Employer Matching Contributions. "Employer Matching Contributions" shall mean Employer Matching Contributions on behalf of an Executive under, and as defined in, the 401(k) Plan.

             Section 2.13 ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

             Section 2.14 Executive. "Executive" shall mean any common law employee of Keystone or a Participating Entity who is designated by the Committee as a member of the group of management or highly compensated employees of Keystone or a Participating Entity and is notified by the Committee or its delegate in writing of such designation, but only for as long as such designation remains in effect.

             Section 2.15 401(k) Plan. "401(k) Plan" shall mean the Keystone Financial 401(k) Savings Plan in effect from time to time.

             Section 2.16  Keystone.  "Keystone" shall mean Keystone Financial,
Inc.

             Section 2.17 Matching Contribution Credits. "Matching Contribution Credits" shall mean credits to a Participant's Bookkeeping Account for contributions which would have been Employer Matching Contributions but could not be made by Keystone or a Participating Entity to the 401(k) Plan because of a Code Limit.

             Section 2.18 Maximum Employer Matching Contributions. "Maximum Employer Matching Contributions" shall mean the lesser of the maximum percentage of Employer Matching Contributions permitted to be made under the 401(k) Plan for a pay period (e.g., 3% in 1993) or the maximum amount of Employer Matching Contributions permitted to be credited to a Participant's account under the 401(k) Plan for the Plan Year by a Code Limit applicable to Employer Matching Contributions or other applicable law.

             Section 2.19 Maximum Pre-Tax Savings. "Maximum Pre-Tax Savings" shall mean the lesser of the maximum percentage of Pre-Tax Savings permitted to be made under the 401(k) Plan on behalf of a Highly Compensated Employee (as defined in the 401(k) Plan) for a pay period (e.g., 5% in 1993) or the maximum amount of Pre-Tax Savings permitted to be credited to a Participant's account under the 401(k) Plan for the Plan Year by a Code Limit applicable to Pre-Tax Savings or other applicable law.

             Section 2.20 Participant. "Participant" shall mean an Executive or former Executive with a Bookkeeping Account.

             Section 2.21 Participating Entity. "Participating Entity" shall mean National Bank of the Main Line, Northern Central Bank, Mid-State Bank, Pennsylvania National Bank; American Trust Bank and American Trust Bank of West Virginia as of a date to be established by Keystone's Executive Vice President of Banking Group; and any subsidiary of Keystone, affiliate bank of Keystone, or other affiliated entity of Keystone, which elects to participate in the Plan with respect to its Executives, and is approved by the Board of Keystone or the Committee to participate in the Plan, with such status as a Participating Entity and participation in the Plan ceasing automatically on the date the subsidiary or affiliate ceases to be a subsidiary or affiliate of Keystone.

             Section 2.22 Plan. "Plan" shall mean the Keystone Financial, Inc. Savings Restoration Plan, as amended and restated effective January 1, 1994, as set forth herein and as it may be amended from time to time hereafter.

             Section 2.23 Plan Year. "Plan Year" shall mean a calendar year beginning on or after January 1, 1994.

             Section 2.24 Pre-Tax Savings. "Pre-Tax Savings" shall mean Pre-Tax Savings under, and as defined in, the 401(k) Plan.

                                   ARTICLE III

                          ELIGIBILITY AND PARTICIPATION

             Section 3.01 Eligibility. The determination of whether or not an employee of Keystone or a Participating Entity is an Executive shall be made by the Committee, in its sole discretion, on an individual basis. An employee who has been determined by the Committee to be an Executive in accordance with this Section shall receive written notice of the date as of which such designation is effective and the duration of such designation and shall submit such information and execute such documents as may be required by the Committee for participation in the Plan.

             Section 3.02 Participation. An Eligible Executive shall automatically become a Participant as of the first Election Date applicable to the Executive and shall continue as a Participant until the Bookkeeping Account has been fully distributed or forfeited.

                                   ARTICLE IV

             DEFERRED COMPENSATION AND MATCHING CONTRIBUTION CREDITS

             Section 4.01 Deferred Compensation. Each Participant who is an Eligible Executive may have Compensation for a pay period deferred as provided in the Deferral Agreement, but not for any pay period during a Plan Year following the effective date of the Participant's voluntary election under the 401(k) Plan of a percentage of Pre-Tax Savings which is less than the Maximum Pre-Tax Savings percentage, unless the dollar amount of Maximum Pre-Tax Savings for the Plan Year has previously been credited to the Participant's account under the 401(k) Plan. The percentage of Compensation to be deferred under the Plan shall be a whole percentage not more than 15% (or such other maximum percentage of Pre-Tax Savings then permitted under the 401(k) Plan without regard to any limitation on Pre-Tax Savings because of the Code Limits), of Compensation less the percentage of Compensation represented by the dollars of Pre-Tax Savings for such pay period.

             Section 4.02 Deferral Agreement. In order to defer Compensation pursuant to Section 4.01, a Participant must submit a written Deferral Agreement to the Committee or its delegate on or before the applicable Election Date. Valid Deferral Agreements filed by the applicable Election Date as defined in
Section 2.10(a) shall apply to Compensation earned on and after the Election Date. Valid Deferral Agreements filed by the applicable Election Date as defined in Section 2.10(b) shall apply to Compensation earned on or after January 1 of the Plan Year beginning after the Election Date. Notwithstanding anything to the contrary, no Deferral Agreement shall be effective for a Participant who has made a hardship withdrawal from the 401(k) Plan (a) for a period of 12 months from the date of such hardship withdrawal, if the hardship withdrawal has been made in reliance on Treasury Regulation ss. 1.401(k)-1(d)(2)(iv)(B) and the Deferred Compensation would constitute an employee elective contribution or employee contribution under an employer plan within the meaning of Treasury Regulation ss. 1.401(k)-1(d)(2)(iv)(B)(4) or any successor regulation or (b) for such other period as required for suspension of Deferred Compensation pursuant to the provisions of the 401(k) Plan.

             Section 4.03 No Deferral Without Agreement. A Participant who has not submitted a valid Deferral Agreement to the Committee or its delegate before the relevant Election Date may not defer any Compensation for the applicable Plan Year under this Plan.

             Section 4.04 Duration of Deferral Agreement. Deferral Agreements remain in effect until revoked or modified by the filing of a new Deferral Agreement in accordance with Section 4.05, except that a Deferral Agreement shall become void for a Plan Year with respect to which the Participant is not an Eligible Executive.

             Section 4.05 Change of Deferrals. A new Deferral Agreement must be filed by the Election Date as defined in Section 2.10(b) if the Participant wishes to increase or decrease (including to zero) the amount of Deferred Compensation. An election to cease Deferred Compensation will become effective with respect to Compensation earned on and after the first pay period which begins after the date that the election is received by the Committee or its delegate. All other Deferral Agreements which change the amount of Deferred Compensation will become effective with respect to Compensation earned on and after January 1 of the Plan Year beginning after the Election Date, except that a Deferral Agreement shall be void if the Participant is not an Eligible Executive on January 1 of such Plan Year.

             Section 4.06 Matching Contribution Credits. A Participant, while an Executive and receiving a percentage of Employer Matching Contributions under the 401(k) Plan which is the Maximum Employer Matching Contributions percentage or for any pay period after the Employer Matching Contributions credited to the Participant's account under the 401(k) Plan cease or are limited because of a Code Limit, shall be entitled to Matching Contribution Credits for each pay period in an amount equal to the difference between the amounts described in 4.06(a) and 4.06(b) below:

             Section 4.06(a) The amount equal to what the Employer Matching Contribution would have been for the pay period taking into account the Eligible Executive's Pre-Tax Savings and Deferred Compensation as though it had all been Pre-Tax Savings and without regard to the Code Limits.

             Section 4.06(b) The actual Employer Matching Contribution for such pay period.

             Section 4.07 Exception. Notwithstanding the foregoing, in no event shall amounts corrected as a result of the application of the discrimination tests under Code Sections 401(k) or 401(m) (ADP or ACP tests) to the 401(k) Plan be contributed to the Plan.

                                    ARTICLE V

                               BOOKKEEPING ACCOUNT

             Section 5.01 Bookkeeping Account. The Committee shall cause a Bookkeeping Account to be established and maintained only on the books of Keystone or the Participating Entity for each Participant who has Deferred Compensation or Matching Contribution Credits. Such account shall be credited with the dollar amount of the Participant's Deferred Compensation and Matching Contribution Credits as of the date on which such amounts would have been credited to the Participant's account under the 401(k) Plan if treated as Pre-Tax Savings and Employer Matching Contributions, respectively. A separate sub-account within the Bookkeeping Account shall be maintained for each Plan Year with respect to which a Participant's Deferral Agreement provides for a number of installment payments which is different from the Participant's Deferral Agreement applicable to other Plan Years, and as otherwise determined by the Committee.

             Section 5.02 Earnings and Losses. The amount in the Participant's Bookkeeping Account shall be adjusted on a quarterly basis as of the last day of each calendar quarter to reflect net earnings, gains or losses for the quarter. The adjustment for earnings, gains and losses for each quarter shall be equal to the amount determined under Section 5.02(a) or Section 5.02(b) below as follows:

             Section 5.02(a) Moody's Long-Term Corporate Bond Rates. The total amount determined by multiplying (A) one hundred and five percent (105%) of the average of the Moody's Long-Term Corporate Bond Rates for the three (3) months in the current calendar quarter divided by twelve, by (B) the balance in the Participant's Bookkeeping Account as of the end of each month in the current quarter; or

             Section 5.02(b) Other Options. The total amount determined by multiplying the rate earned (positive or negative) by each fund available below (taking into account earnings distributed and share appreciation (gains) or depreciation (losses) on the value of shares of the fund) for each month of the current calendar quarter by the portion of the balance in the Participant's Bookkeeping Account as of the end of each such month, respectively, which is deemed to be invested in the fund pursuant to paragraph Section 5.03 below.

             Section 5.03 Deemed Investment Options. Subject to elimination, modification or addition by the Committee, the following shall be the funds available for the Participant's election of deemed investments pursuant to
Section 5.04 below:

             Section 5.03(a) Balanced Fund. This fund is a Keystone managed fund and consists of a mix of 30% to 60% in the common stock of large, highly capitalized companies, 40% to 70% in short-term to intermediate-term fixed income investments, and 0% to 10% in money market securities. The goal is to provide a balance of long-term growth and current income. The Balanced Fund shall be the same as the Balanced Fund used from time to time by the 401(k) Plan.

             Section 5.03(b) Fixed Income Fund. This fund is a Keystone managed fund and uses primarily money market investments, government obligations, corporate bonds, and other high-quality fixed-income securities. The maturities of the fixed-income investments will not exceed 10 years or, in the case of asset-backed securities, an average life of 5 years. The goal is to provide an acceptable rate of return while maintaining moderately stable principal value. The Fixed Income Fund shall be the same as the Fixed Income Fund used from time to time by the 401(k) Plan.

             Section 5.03(c) Core Equity Fund. This fund is a Keystone managed fund and is designed for principal growth through investment in the common stock of primarily large, highly capitalized companies. The Core Equity Fund shall be the same as the Core Equity Fund used from time to time by the 401(k) Plan.

             Section 5.03(d) Aggressive Equity Fund. This fund is a Keystone managed fund designed to provide growth of principal over time consistent with the growth and risk characteristics of common stocks of smaller capitalized companies (with market caps between $100 million and $1 billion) by investing in diversified common stocks of corporations traded on the major U.S. and non-U.S. exchanges. The Aggressive Equity Fund shall be the same as the Aggressive Equity Fund used from time to time by the 401(k) Plan.

             Section 5.03(e) Global Fund. This fund is intended to provide investment opportunity to participate in the growth characteristics of non-U.S. oriented investments. The fund is a Keystone managed fund which invests in diversified common stocks of foreign corporations, collective trust and mutual funds. The Global Fund shall be the same as the Global Fund used from time to time by the 401(k) Plan.

             Section 5.03(f) Other Options. In addition to, or in lieu of, the investment options described above, other funds may be established from time to time, as determined by the Committee, and the Committee may provide any other form of investment option it determines to be advisable; provided, however, that such funds and options shall be made available and communicated to all Partici-pants on a uniform basis.

             Section 5.04  Deemed Investment Elections.
             ------------  ----------------------------

             Section 5.04(a) The Participant shall designate, on a form provided by the Committee, the percentage, in ten percent (10%) multiples (or such other percentage as permitted from time to time by the Committee), of the Deferred Compensation and Matching Contribution Credits that are to be deemed to be invested in the available funds under Section 5.03, with the balance of the Deferred Compensation and Matching Contribution Credits to receive interest credit according to Section 5.02(a) above. Said designation shall be effective on a date specified by the Committee or its delegate and remain in effect and apply to all subsequent Deferred Compensation and Matching Contribution Credits until changed as provided below.

             Section 5.04(b) A Participant may elect to change, on a calendar quarter basis, the deemed investment election under paragraph (a) above with respect to future Deferred Compensation and Matching Contribution Credits among one or more of the options then available by written notice to the Committee, on a form provided by the Committee (or by voice or other form of notice permitted by the Committee), at least 30 days before the first day of the calendar quarter as of which the change is to be effective, with such change to be effective for amounts credited to the Bookkeeping Account on or after the effective date.

             Section 5.04(c) A Participant may elect to reallocate the balance of the Bookkeeping Account, subject to any limitations imposed by the Committee or its delegate, on a calendar quarter basis, in ten percent (10%) multiples (or such other percentage as permitted from time to time by the Committee) among the deemed investment options then available. A Participant may make such an election by written notice to the Committee, on a form provided by the Committee (or by voice or other form of notice permitted by the Corporation), at least 30 days before the first day of the calendar quarter as of which the transfer election is to be effective, with such transfer to be based on the value of the Bookkeeping Account on the last day of the preceding quarter.

             Section 5.04(d) The election of deemed investments among the options provided above shall be the sole responsibility of each Participant. Keystone, the Participating Entities, Executives, and Committee members and are not authorized to make any recommendation to any Participant with respect to such election. Each Participant assumes all risk connected with any adjustment to the value of his Bookkeeping Account. Neither the Committee, Keystone, nor the Participating Entities in any way guarantees against loss or depreciation.

             Section 5.04(e) All payments from the Plan shall be made from the portion of the Participant's Bookkeeping Account which is deemed to be invested in the Moody's Long-Term Corporate Bond Rates first, the Fixed Income Fund next, the Balanced Fund next, the Core Equity Fund next, the Aggressive Equity Fund next, the Global Fund next, and last from all other funds in the order established by the Committee.

                                   ARTICLE VI

                                  DISTRIBUTIONS

             Section 6.01 Distribution of Bookkeeping Account. Distribution of the vested balance of a Participant's Bookkeeping Account, determined pursuant to Sections 6.02 and 6.03 below, shall be made in a lump sum or annual installments, for a period not to exceed ten years, as indicated on the Participant's Deferral Agreement. The first payment to the Participant, or Beneficiary in the event of the Participant's death, shall be made on March 30 (or if March 30 is not a business day, on the first preceding business day) of the calendar year following the calendar year during which the Participant's termination of employment occurs. For this purpose, termination of employment includes voluntary or involuntary termination of employment for any reason, including disability or death, and shall be the date reflected on Keystone's records as the Participant's termination date.

             Section 6.02 Vesting of Deferred Compensation. Subject to Section 10.02, the Participant shall at all times be fully vested and have a nonforfeitable interest in the portion of his Bookkeeping Account attributable to Deferred Compensation.

             Section 6.03 Vesting of Matching Contribution  Credits.  Subject to
Section 10.02, the Participant shall at all times be fully vested and have a nonforfeitable interest in the portion of his Bookkeeping Account attributable to Matching Contribution Credits.

             Section 6.04 Amount of Payment. If a lump sum payment is elected for a Plan Year, such payment shall be based on the value of the Bookkeeping Account on the last day of the calendar quarter prior to the date the lump sum payment is to be made. If annual installments are elected as the payment method, the amount of the first installment shall be calculated by dividing the lump sum value, as determined above, by the number of installments to be paid. Each later installment shall be determined on the same basis as the first installment except that the value shall be divided by the number of installments remaining to be paid. Amounts held pending distribution from the Plan shall continue to be credited with earnings, gains or losses on a quarterly basis pursuant to Section 5.02.

             Section  6.05  Distributions  in  Cash  or  Common  Stock.  At  the
discretion of the committee which administers the Keystone Financial, Inc. 1992 Stock Incentive Plan (the "SIP Committee") or any similar plan in effect from time to time (the "SIP"), amounts payable on or after January 1, 1994 under any Section of this Article VI may be paid in whole or in part in shares of Keystone Financial, Inc. Common Stock, provided, however, that with respect to Participants subject to Section 16 of the Securities Exchange Act of 1934, such shares must be paid in a manner consistent with the provisions of and as provided in the SIP. The number of shares of Common Stock to be paid would be determined by dividing the cash payment which would otherwise be made by the fair market value (as defined below) on the date on which the payment is to be made. Any fractional share shall be paid in cash. A Participant shall be considered, on the date as of which fair market value is determined for purposes of the stock distribution, as a shareholder of Keystone with respect to the shares to be distributed.

             For purposes of this Section 6.05, "fair market value" is the mean between the following prices, as applicable, for the date as of which fair market value is to be determined, as quoted in The Wall Street Journal (or in such other reliable publication as the SIP Committee or its delegate, in its discretion, may determine to rely upon) (a) if the Common Stock is listed on the New York Stock Exchange, the highest and lowest sales prices per share of the Common Stock as quoted in the NYSE-Composite Transactions listing for such date,
(b) if the Common Stock is not listed on the New York Stock Exchange, the highest and lowest sales prices per share of Common Stock for such date on (or on any composite index including) the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which the Common Stock is listed, or (c) if the Common Stock is not listed on any exchange referred to in paragraphs (a) or (b) above, the highest and lowest sales prices per share of the Common Stock for such date on the National Association of Securities Dealers Automated Quotations System or any successor system then in use ("NASDAQ").

             If there are no such sale price quotations for the date as of which fair market value is to be determined, but there are such sale price quotations within a reasonable period both before and after such date, then fair market value shall be determined by taking a weighted average of the means between the highest and lowest sales prices per share of the Common Stock as so quoted on the nearest date before and the nearest date after the date as of which fair market value is to be determined. The average should be weighted inversely by the respective numbers of trading days between the selling dates and the date as of which fair market value is to be determined. If there are no such sale price quotations on or within a reasonable period both before and after the date as of which fair market value is to be determined, then fair market value shall be the mean between the bona fide bid and asked prices per share of Common Stock as so quoted for such date on NASDAQ, or if none, the weighted average of the means between such bona fide bid and asked prices on the nearest trading date before and the nearest trading date after the date as of which fair market value is to be determined in the manner described above in this Section 6.05.

             If the fair market value of the Common Stock cannot be determined on the basis previously set forth in this Section 6.05 on the date as of which fair market value is to be determined, the SIP Committee or its delegate shall in good faith determine the fair market value of the Common Stock on such date. Fair market value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

             All distributions of a Participant's Bookkeeping Account shall be made in cash if not made in Keystone Financial, Inc. Common Stock.

             Section 6.06 Loans. No loans to Participants of amounts credited to a Participant's Bookkeeping Account shall be permitted.

             Section 6.07 Automatic Cash Out. The Plan is intended to constitute an unfunded plan for tax purposes and for purposes of Title I of ERISA and is intended to be maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees of Keystone and Participating Entities and to qualify for the exclusions from Title I of ERISA which are provided for in Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. Notwithstanding any provision in this Plan to the contrary, in the event that the Department of Labor, or any other regulatory or other body, issues final regulations which provide, or a court issues a final determination, that the Plan does not qualify for any of such exclusions under ERISA, the Committee or the Board may revoke the designation of all or some employees as Executives for the current or future Plan Years, and the Committee or the Board may take such other action as it determines to be appropriate in order for the Plan to qualify for such exclusions. In addition, Participants who are determined not to be Executives because of this Section 6.07 shall have the balance in their Bookkeeping Account, determined as of the end of the preceding calendar quarter, plus the amount of any Deferred Compensation and Matching Contribution Credits during the current calendar quarter, distributed in a single lump sum as soon as practicable after it is determined that they are no longer an Executive, and such Participant's Deferral Agreement shall be void and of no further effect. Keystone, the Participating Entities, the Committee and the Board shall have no liability to any Participant who receives a distribution from the Plan or whose participation is otherwise affected by reason of this Section 6.07.

             Section 6.08 Hardship Withdrawal.  Notwithstanding the terms of any
Deferral Agreement made by a Participant hereunder, the Committee may, in its sole discretion, permit on or after January 1, 1994 the withdrawal of all or a portion of the amounts credited to a Participant's Bookkeeping Account, upon the request of the Participant or the Participant's representative, or following the death of a Participant upon the request of a Participant's Beneficiary or such Beneficiary's representative, if the Committee determines that the Participant or Beneficiary, as the case may be, is confronted with an unforeseeable emergency. For this purpose, an unforeseeable emergency is an unanticipated emergency caused by an event that is beyond the control of the Participant or Beneficiary and that would result in severe financial hardship to the Participant or Beneficiary if an early hardship withdrawal were not permitted. The Participant or Beneficiary shall provide to the Committee such evidence as the Committee may require to demonstrate that such emergency exists and financial hardship would occur if the withdrawal were not permitted. Any withdrawal under this Section shall be limited to the amount necessary to meet the emergency. For purposes of the Plan, a hardship shall be considered to constitute an immediate and unforeseen financial hardship if the Participant has an unexpected need for cash to pay for expenses incurred by him or a member of his immediate family (spouse and/or natural or adopted children) such as those arising from illness, casualty loss, or death. Cash needs arising from foreseeable events, such as the purchase or building of a house or education expenses will not be considered to be the result of an unforeseeable financial emergency. Payment shall be made, as soon as practicable after the Committee approves the payment and determines the amount of the payment, in a single lump sum first from the portion of the Bookkeeping Account for Plan Years beginning on or after January 1, 1994 with the longest number of installment payments being first (from Pre-Tax Savings first and then from Matching Contribution Credits for the same Plan Year), and then from the portion of the Bookkeeping Account representing Plan Years beginning prior to January 1, 1994 with the latest payment commencement dates first (from Pre-Tax Savings first and then from Matching Contribution Credits for the same Plan Year), in each case in accordance with Section 5.04(e).

             Section 6.09 Withholding for Taxes. All Deferred Compensation and Matching Contribution Credits shall be subject to Federal income, FICA, and other tax withholding as required by applicable law. At the time that tax withholding is required, if an amount is payable in cash under the Plan to the Participant the amount of the required tax withholding shall be withheld from and reduce such cash payment. If, however, an amount is not then payable in cash or the cash payable under the Plan to the Participant is less than the required withholding, the Participant shall pay, by check or money order payable to Keystone or the Participant Entity employing the Participant, not later than the date such withholding is required, the amount of the required tax withholding or, at the sole election of Keystone or such Participating Entity, the amount of required tax withholding shall be withheld from other compensation or amounts payable to the Participant. The Participant shall hold Keystone or such Participating Entity harmless in acting to satisfy the withholding obligation in this manner.

                                   ARTICLE VII

                                   BENEFICIARY

             Section 7.01 Beneficiary Designation. A Participant may file with the Committee or its delegate a completed designation of Beneficiary form provided by the Committee or its delegate. Such designation may be made, revoked or changed by the Participant at any time before death or receipt of the balance of the Bookkeeping Account, but such designation of Beneficiary will not be effective and supersede all prior designations until it is received and acknowledged by the Committee or its delegate.

             Section 7.02 Proper Beneficiary. If the Committee has any doubt as to the proper Beneficiary to receive payments hereunder, the Committee shall have the right to withhold such payments until the matter is finally adjudicated. However, any payment made in good faith shall fully discharge the Committee, Keystone, the Participating Entities and the Board from all further obligations with respect to that payment.

             Section 7.03 Minor or Incompetent Beneficiary. If the Committee determines that any Participant or Beneficiary entitled to a payment under the Plan is a minor or incompetent by reason of physical or mental disability, it may, in its sole discretion, cause any payment thereafter becoming due to such person to be made to any other person for his benefit, without responsibility to follow application of amounts so paid. Payments made pursuant to this provision shall completely discharge Keystone, the Participating Entities, the Plan, the Committee and the Board.

                                  ARTICLE VIII

                           ADMINISTRATION OF THE PLAN

             Section 8.01 Majority Vote. A majority of the members of the Committee shall constitute a quorum for purposes of transacting business relating to the Plan. The acts of a majority of the members present (in person, or by conference telephone) at any meeting of the Committee at which there is a quorum shall be valid acts of the Committee. Acts reduced to and approved unanimously in writing by all of the Committee members shall also be valid acts.

             Section 8.02 Rules, Regulations and Plan Interpretation. The Committee shall, from time to time, establish rules, forms and procedures of general application for the administration of the Plan. The Committee shall have the full power and authority to construe and interpret the Plan, and make all determinations of Deferred Compensation and Matching Contribution Credits under the Plan, designate all Executives, and determine all facts and other issues relating to claims and appeals under the Plan. Any determination or action of the Committee or the Board and the records of the Committee shall be final, conclusive and binding on all Participants and Beneficiaries, and their beneficiaries, heirs, personal representatives, executors and administrators, and upon Keystone, the Participating Entities and all other persons having or claiming to have any right or interest in or under the Plan. No Participant shall participate in any decision of the Board or the Committee which directly or indirectly affects the Participant's Deferred Compensation, Matching Contribution Credits or Bookkeeping Account.

             Section 8.03 Certificates and Reports. The members of the Committee and the officers and directors of Keystone and the Participating Entities shall be entitled to rely on all certificates and reports made by any accountants, and on all opinions given by legal counsel which, legal counsel may be counsel for Keystone or a Participating Entity.

             Section 8.04  Expenses.   The costs  and expenses  involved  in the
administration  of  the  Plan  shall  be  borne by Keystone or the Participating
Entity.

                                   ARTICLE IX

                                CLAIMS PROCEDURE

             Section 9.01 Written Claim. The value of a Participant's Bookkeeping Account shall be paid in accordance with the provisions of the Plan. In the event of a claim by a Participant or a Participant's Beneficiary for or in respect of any benefit under the Plan or the method of payment thereof, such Participant or Beneficiary shall present the reason for his claim in writing to the Committee, in c/o Keystone HR Administration, Williamsport, or such other person or entity designated and communicated by the Committee.

             Section 9.02 Denied Claim. The Committee shall, within ninety (90) days after the receipt of such written claim, send written notification to the Participant or Beneficiary as to its disposition, unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial ninety (90) day period. In no event shall such extension exceed a period of ninety (90) days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the final decision. In the event the claim is wholly or partially denied, the written notification shall state the specific reason or reasons for the denial, include specific references to pertinent Plan provisions on which the denial is based, provide an explanation of any additional material or information necessary for the Participant or Beneficiary to perfect the claim and a statement of why such material or information is necessary, and set forth the procedure by which the Participant or Beneficiary may appeal the denial of the claim. If the claim has not been granted and notice is not furnished within the time period specified in the preceding paragraph, the claim shall be deemed denied for the purpose of proceeding to appeal in accordance with Section 9.03 below.

             Section 9.03 Review Procedure. In the event a Participant or Beneficiary wishes to appeal the denial of his claim, he may request a review of such denial by making written application to the Committee, in c/o Keystone HR Administration, Williamsport, or such other person or entity designated and communicated by the Committee, within sixty (60) days after receipt of the written notice of denial (or the date on which such claim is deemed denied if written notice is not received within the applicable time period specified in
Section 9.02 above). Such Participant or Beneficiary (or his duly authorized representative) may, upon written request to the Committee, review documents which are pertinent to such claim, and submit in writing issues and comments in support of his position.

             Section 9.04 Committee Review. Within sixty (60) days after receipt of the written appeal (unless an extension of time is necessary due to special circumstances or is agreed to by the parties, but in no event more than one hundred and twenty (120) days after such receipt), the Committee shall notify the Participant or Beneficiary of its final decision. Such final decision shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based. If an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. If the claim has not been granted and written notice is not provided within the time period specified above, the appeal shall be deemed denied.

             Section 9.05 Claims Procedure Mandatory and Binding. If a Participant or Beneficiary does not follow the procedures set forth above, he shall be deemed to have waived his right to appeal benefit determinations under the Plan. In addition, all determinations by and decisions of the Committee under this Article IX shall be binding on and conclusive as to the Participant or Beneficiary.

                                    ARTICLE X

                              NATURE OF OBLIGATION

             Section 10.01 Obligation. The Plan constitutes a mere promise by Keystone or the Participating Entity to make benefit payments in the future. Keystone and the Participating Entities' obligations under the Plan shall be unfunded and unsecured promises to pay. Keystone and the Participating Entities shall not be obligated under any circumstance to fund their respective financial obligations under this Plan. Any of them may, in its discretion, set aside funds in a trust or other vehicle, subject to the claims of its creditors, in order to assist it in meeting its obligations under the Plan, if such arrangement will not cause the Plan to be considered a funded deferred compensation plan under ERISA, or the Code and provided, further, that any trust created by Keystone or a Participating Entity and any assets held by such trust to assist Keystone or the Participating Entity in meeting its obligations under the Plan will conform to the terms of the model trust, as described in Rev. Proc. 92-64, 1992-2 C.B. 422 or any successor.

             Section 10.02 Creditor Status. Neither Keystone nor the Participating Entities nor this Plan gives the Participant any beneficial ownership interest in any asset of Keystone or the Participating Entity. The Participants and their Beneficiaries shall have the status of, and their rights to receive payments from a Bookkeeping Account shall be no greater than the rights of, general unsecured creditors of Keystone or the applicable Participating Entity.

                                   ARTICLE XI

                                  MISCELLANEOUS

             Section 11.01 Written Notice. Any notice to the Committee which shall be or may be given under the Plan and Deferral Agreements shall be in writing and delivered to the Committee or its delegate. Notice to a Participant shall be addressed to the address shown on such Participant's Deferral Agreement.

             Section 11.02 Change of Address. Any party may, from time to time, change the address to which notices shall be mailed by giving written notice of such new address.

             Section 11.03 Merger, Consolidation or Acquisition. All obligations for amounts vested but not yet paid under the Plan shall survive any merger, consolidation or sale of substantially all of Keystone's or a Participating Entity's assets to any entity, and be the liability of the successor to the merger or consolidation or purchaser of assets, unless otherwise agreed to by the parties thereto.

             Section 11.04 Amendment and Termination. The Board, in its sole discretion, may amend, modify or terminate the Plan at any time and from time to time, provided that no such amendment, modification, or termination shall reduce the Participant's or Beneficiary's vested interest in the Bookkeeping Account as of the day before any such amendment, modification or termination, unless consented to by the affected Participant or by the Beneficiary if the participant is deceased.

             Section 11.05 Nonalienation. Except as may be required by law, neither the Participant nor any Beneficiary shall have the right to, directly or indirectly, alienate, assign, transfer, pledge, anticipate or encumber (except by reason of death) any amount that is or may be payable hereunder, including in respect of any liability of a Participant or Beneficiary for alimony or other payments for the support of a spouse, former spouse, child or other dependent, prior to actually being received by the Participant or Beneficiary hereunder, nor shall the Participant's or Beneficiary's rights to benefit payments under the Plan be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or Beneficiary or to the debts, contracts, liabilities, engagements, or torts of any Participant or Beneficiary, or transfer by operation of law in the event of bankruptcy or insolvency of the Participant or any Beneficiary, or any legal process. Notwithstanding the foregoing, the Committee may, in its sole discretion, recognize and establish procedures for administering a domestic relations or other family court order providing for the Plan to pay all or a portion of a Participant's Bookkeeping Account to or for the benefit of a Participant's spouse, former spouse or children, provided that such order does not require the Plan to make payment prior to the time payment would otherwise be made to the Participant pursuant to the terms of the Plan as in effect from time to time and that it meets such other requirements as the Committee shall specify.

             Section 11.06 Legal Fees. A Participant or Beneficiary will be reimbursed by Keystone (or its successor) or the Participating Entity (or its successor) for any and all reasonable legal fees incurred in successfully enforcing, by judgment of a court of competent jurisdiction and after all appeals have been exhausted, the Participant's or Beneficiary's right to receive payments under the terms of the Plan.

             Section 11.07 Construction. The provisions of the Plan shall be construed, administered and governed by the laws of the Commonwealth of Pennsylvania, including its statute of limitations provisions, to the extent not preempted by ERISA or other applicable Federal law. Titles of Articles and Sections of the Plan are for convenience of reference only and are not to be taken into account when construing and interpreting the provisions of the Plan.

             Section 11.08 Gender and Number. The masculine pronoun whenever used in the Plan shall include the feminine and vice versa. The singular shall include the plural and the plural shall include the singular whenever used herein unless the context requires otherwise.

             Section 11.09 No Employment Rights. Neither the adoption of the Plan nor any provision of the Plan shall be construed as a contract of employment between Keystone or a Participating Entity and any Executive or Participant, or as a guarantee or right of any Executive or Participant to future or continued employment with Keystone or a Participating Entity, or as a limitation on the right of Keystone or a Participating Entity to discharge any of its employees with or without cause. Specifically, designation as an Executive or being a Participant does not create any rights, and no rights are created under the Plan, with respect to continued or future employment or conditions of employment.

             Section 11.10 Illegal or Invalid Provision. In case any provision of the Plan shall be held illegal or invalid for any reason, such illegal or invalid provision shall not affect the remaining parts of the Plan, but the Plan shall be construed and enforced without regard to such illegal or invalid provision.